EXHIBIT 99.1

Parlux Corrects Typographical Error in Its Form 10-Q for the Quarter Ended June 30, 2009

FORT LAUDERDALE, Fla., Aug. 10, 2009 (GLOBE NEWSWIRE) -- Parlux Fragrances, Inc. (Nasdaq:PARL) corrects a typographical error in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. On page 4 of the Form 10-Q under the section entitled "Significant Trends," the Company reported that it does not anticipate launching new fragrances under its recently signed Rihanna and Kanye West licenses in fiscal year 2011. This statement contained a typographical error. The Company anticipates launching new fragrances under its recently signed Rihanna and Kanye West licenses in fiscal year 2011, which fiscal year begins April 1, 2010 and ends March 31, 2011.

Conference Call

The Company will host a conference call on Monday, August 17, 2009, at 10:30 AM (EDT) to discuss the results for the Company's first quarter ended June 30, 2009 and to provide additional outlook for the upcoming quarter. To participate, please call: Participant Toll Free: 877-440-5786 or Participant International: 719-325-4881 (Confirmation Code: 3627054). To log on to the call, a webcast link is also provided on our website homepage www.parlux.com. A SoundByte Replay of the conference call will be available from Monday, August 17, 2009 after 1:30 PM, until 11:59 PM on August 24, 2009. To access the rebroadcast, Replay Toll Free: 888-203-1112 or Participant International: 719-457-0820 (Passcode: 3627054).

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton, Jessica Simpson, GUESS?, Nicole Miller, Josie Natori, Queen Latifah, Marc Ecko, Rihanna, Kanye West, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales, the Company's ability to maintain its current brands and licenses, the Company's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions, Perfumania's ability to pay its balance due to the Company, continued compliance with the covenants in its credit facility, and the Company's ability to amend or replace its existing credit facility to provide it with sufficient liquidity to fund its planned operations. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  Parlux Fragrances, Inc.
          Neil J. Katz
            (954) 316-9008, Ext. 8116
            nkatz@parlux.com
          Raymond J. Balsys
            (954) 316-9008, Ext. 8106
            rbalsys@parlux.com
          http://www.parlux.com